Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Incentive Award Plan and the 2024 Employee Stock Purchase Plan of GRAIL, Inc. of our report dated March 12, 2026, with respect to the consolidated financial statements of GRAIL, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Mateo, California
March 12, 2026